Exhibit 2






UBS Securities Inc.
Dillon, Read & Co., Inc.
Montgomery Securities
Piper Jaffray Inc.
  As Representatives of the Several Underwriters
c/o UBS Securities, Inc.
    299 Park Avenue
    New York, New York 10171

Ladies and Gentlemen:

                  The undersigned is a stockholder of Cardio Thoracic Systems, Inc. (the "Company") and wishes to facilitate the public offering of Common Stock of the Company pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be transmitted for filing with the Securities and Exchange Commission in or about February 1996, with respect to shares (the "Shares") of Common Stock of the Company proposed to be issued and sold by the Company, to the several underwriters to be named in the underwriting agreement.

                  In consideration of the foregoing, and in order to induce you to act as underwriters in the public offering, the undersigned hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, make any short sale or otherwise dispose of or enter into any contract, arrangement or commitment to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any other rights to purchase or acquire common Stock, without the prior written consent of UBS Securities, Inc., for a period of 180 days from the effective date of the Registration Statement.

                  Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement satisfactory to UBS Securities Inc. pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities exercisable or convertible into or exchangeable for the Company's




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Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

                  The undersigned hereby waives any rights of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement, and acknowledges and agrees that for a period of 180 days from the effective date of the Registration Statement it has no right to require the Company to register under the Securities Act of 1933, as amended, such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

                  The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

Dated: February ____, 1996

                            Very truly yours,

                            VERTICAL FUND ASSOCIATES



                            By:/s/ Jack Lasersohn


                                        Name:________________________
                                        Address:_____________________
                                                _____________________


                  THE COMPANY REQUESTS THAT THIS AGREEMENT BE COMPLETED AND DELIVERED BY FACSIMILE TRANSMISSION (IF POSSIBLE) TO JASON M. BRADY, ESQ. (FACSIMILE NUMBER (415) 493-6811), AS SOON AS POSSIBLE. IN ADDITION, PLEASE RETURN THE ORIGINAL TO MR. BRADY AT WILSON, SONSINI, GOODRICH & ROSATI, 650 PAGE MILL ROAD, PALO ALTO, CALIFORNIA 94304.





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